Casper Reports First Quarter 2021 Results
Record First Quarter Revenue of $127.7 million and First Quarter Gross Margin of 52.2%
20% YoY Growth in North America Revenue, Including 54% YoY Growth in Retail Partnership Channel
Company Raises Full Year 2021 Financial Outlook to Reflect Favorable Business Trends

NEW YORK - May 13, 2021 - Casper Sleep Inc. (“Casper” or the “Company”) (NYSE: CSPR) today announced financial results for the quarter ended March 31, 2021 (the “first quarter 2021” or “first quarter”).

First Quarter 2021 Financial Highlights (as compared to the quarter ended March 31, 2020)

•North America revenue increased 20.0% to a first quarter record of $127.7 million;
◦North America Direct-to-Consumer revenue, inclusive of Casper’s 70 retail stores and e-commerce channel, increased 11.1% to $93.2 million;
◦North America Retail Partnership revenue increased 53.7% to $34.4 million;
•Gross Profit increased $13.7 million or 25.9% to $66.7 million with gross margin of 52.2%, up 540 basis points;
•Net Loss improved $13.3 million or 38.5% to $21.2 million;
•Adjusted EBITDA loss improved by $12.3 million or 54% to $10.6 million; and
•Cash and cash equivalents were $61.6 million at quarter end.

Chief Executive Officer, Philip Krim, commented: “Casper delivered record first quarter financial results that exceeded our expectations, and that momentum has continued in the second quarter. Our third-party manufacturing model is enabling us to effectively navigate industry-wide supply chain challenges as we meet growing demand for our products. As a result, we continued outpacing the overall mattress industry, generating first quarter North American revenue growth of 20% year-over-year, including 54% growth in retail partnership revenue. Top-line growth, combined with our gross margin of over 52%, resulted in a 26% rise in gross profit and a meaningful improvement in Adjusted EBITDA, reinforcing our expectation that Casper will achieve Adjusted EBITDA profitability in the second half of 2021.”

Mr. Krim continued, “In the second quarter, we continue to successfully execute on our three core strategic priorities including: expanding our product offering with the launch of our new Casper Cooling Collection, increasing brand awareness with the introduction of the new ‘Love Your Tomorrow’ brand platform, and growing points of retail distribution. We continue to see strong demand signals across our business, and expect top-line growth to accelerate in the coming quarters and are raising our full year 2021 financial outlook to reflect these favorable trends. With the significant opportunities in front of us, we remain confident in our ability to achieve our growth and profitability goals, as we build on our recent progress to best position Casper for the future.”

Outlook

The Company today provided an outlook for certain financial metrics for the quarter ending June 30, 2021 (“second quarter 2021”) and year ending December 31, 2021 (“full year 2021” or “2021”), reflecting certain assumptions by management regarding the Company’s business, trends, seasonal factors, and the continuing impact of the COVID-19 pandemic on its business. In addition, the outlook assumes there will be no material changes in world events, recent consumer trends, economic conditions, competitive landscape or other circumstances beyond our control that may adversely affect the Company’s results of operations.

In the second quarter 2021, the Company expects revenue of approximately $146 to $153 million, net loss of approximately $18 to $15 million, and Adjusted EBITDA loss of approximately $7 to $4 million. At the mid-point, this revenue range represents 36% growth and 42% North America revenue growth in the second quarter 2021. For the full year 2021, the Company expects revenue of approximately $580 to $610 million. At the mid-point, this revenue range represents 20% growth and 23% North America revenue growth for 2021.

Conference Call & Webcast Information

Casper will hold a conference call on Thursday, May 13, 2021, at 8:00 a.m. Eastern time to discuss the Company’s first quarter results and other business updates. To access the conference call, interested parties may dial 866-319-1799 (for domestic callers) or 825-312-2362 (for international callers). Please call at least five minutes in advance of the start of the call to ensure that you are connected prior to the call. Interested parties may also access a live audio webcast of the call at https://ir.casper.com/news-and-events/events-and-presentations/default.aspx. Please allow 15 minutes to register. A replay of the call will be available within two hours of the conclusion of the call until July 12, 2021 at https://ir.casper.com/news-and-events/events-and-presentations/default.aspx.

Casper periodically provides information for investors on its corporate website, casper.com, and its investor relations website, ir.casper.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC and information on corporate governance.

About Casper

Casper believes everyone should sleep better. The Sleep Company has a full portfolio of obsessively engineered sleep products—including mattresses, pillows, bedding, and furniture designed in-house by the Company’s award-winning R&D team at Casper Labs. In addition to its e-commerce business, Casper owns and operates Sleep Shops across North America and its products are available at a growing list of retailers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the impact of the COVID-19 pandemic and the related effect on our employees, customers and business operations; our expectations surrounding our ability to deliver growth, gain market share, and achieve Adjusted EBITDA profitability by specified timelines; our future competitive position; our future results of operations and financial position including our outlook for the second quarter 2021 and full year 2021; our business strategy and plans, including our plans regarding product launches, expanding brand awareness and reach, and our retail distribution; and objectives of management for future operations and creating long-term value. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the COVID-19 pandemic could adversely impact our business, financial condition and results of operations; our ability to compete successfully in the highly competitive industries in which we operate; our ability to maintain and enhance our brand; the success of our retail store expansion plans; our ability to successfully implement our growth strategies related to launching new products; the effectiveness and efficiency of our marketing programs; our ability to manage our current operations and to manage future growth effectively; our past results may not be indicative of our future operating performance; our ability to manage our supply chain commensurate with demand and successfully and timely deliver merchandise to our retail partners and customers; our ability to attract new customers or retain existing customers; the growth of the market for sleep as a retail category and our ability to become a leader or maintain our leadership in the category; the impact of social media and influencers on our reputation; our ability to protect and maintain our intellectual property; our exclusive reliance on third-party contract manufacturers whose efforts we are unable to fully control; our ability to effectively implement strategic initiatives; our ability to transfer our supply chain and other business processes to a global scale; risks relating to our international operations and expansion; we are dependent on our retail partners; general economic and business conditions; we could be subject to system failures or interruptions and security breaches; risks relating to changing legal and regulatory requirements, and any failure to comply with applicable laws and regulations; we may be subject to product liability claims and other litigation; we may experience fluctuations in our quarterly operating results; we have and expect to continue to incur significant losses; risks relating to our indebtedness; our need for additional funding, which may not be available; risks relating to taxes; future sales by us our stockholders may cause the market price of our stock to decline; and risks and additional costs relating to our status as a new public company. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP.

We define Adjusted EBITDA as net loss before interest (income) expense, income tax expense and depreciation and amortization as further adjusted to exclude the impact of stock-based compensation expense, restructuring costs, costs associated with legal settlements, and transaction costs incurred in connection with our initial public offering. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

Management uses Adjusted EBITDA:

•as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.

By providing this non-GAAP financial measure, together with the reconciliation, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our consolidated financial statements as indicators of financial performance. Some of the limitations are:

•such measure does not reflect our cash expenditures;
•such measure does not reflect changes in, or cash requirements for, our working capital needs;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using this non-GAAP measure only supplementally. As noted in the table below, Adjusted EBITDA includes adjustments to exclude the impact of stock-based compensation expense and material infrequent items, including but not limited to the costs of our initial public offering, restructuring, and costs associated with legal settlements, among other items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and may complicate comparisons of our internal operating results and operating results of other companies over time. In addition, Adjusted EBITDA includes adjustments for other items that we do not expect to regularly record following our initial public offering. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

Press Contact

comms@casper.com

Investor Relations Contact

IR@casper.com

Casper Sleep Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	As of
Assets	March 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$61,626	$88,922
Restricted Cash	—	3,162
Accounts receivable, net	24,536	27,663
Prepaid expenses and other current assets	12,840	11,026
Inventory, net	46,840	35,531
Total current assets	145,842	166,304
Property and equipment, net	66,193	66,529
Other assets	1,363	1,368
Total assets	$213,398	$234,201

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$48,130	$47,612
Accrued expenses	56,238	54,741
Deferred revenue	4,109	7,430
Other current liabilities	10,001	9,498
Total current liabilities	118,478	119,281
Long-term Debt	62,966	65,546
Other liabilities	23,833	23,907
Total liabilities	205,277	208,734
Stockholders’ equity:
Common stock, $0.000001 par value - 170,000 and 170,000 shares authorized; 41,425 and 40,539 issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	444,063	440,248
Accumulated other comprehensive income	53	34
Accumulated deficit	(435,995)	(414,815)
Total stockholders’ equity	8,121	25,467
Total liabilities and stockholders’ equity	$213,398	$234,201

Casper Sleep Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$127,678	$113,044
Cost of goods sold	60,995	60,080
Gross profit	66,683	52,964
Operating expenses
Sales and marketing expenses	40,530	37,474
General and administrative expense	44,504	46,987
Restructuring expenses	401	1,311
Total operating expenses	85,435	85,772
Loss from operations	(18,752)	(32,808)
Other (income) expense
Net interest expense	2,516	2,156
Other (income) expense, net	(107)	(514)
Total other expenses, net	2,409	1,642
Loss before income taxes	(21,161)	(34,450)
Income tax expense	19	16
Net loss	(21,180)	(34,466)
Other comprehensive income (loss)
Currency translation adjustment	19	447
Total comprehensive loss	$(21,161)	$(34,019)

Net loss per share attributable to common stockholders, basic and diluted	$(0.52)	$(1.23)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	40,808,328	27,909,141

Casper Sleep Inc. and Subsidiaries
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows used in operating activities:
Net loss	$(21,180)	$(34,466)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,823	4,129
Stock based compensation expense	3,786	2,661
Other	768	423
Changes in assets and liabilities:
Accounts receivable, net	3,127	10,637
Prepaid expenses and other current assets	(1,815)	110
Inventory, net	(11,914)	486
Other assets	(1)	95
Accounts payable	913	7,113
Accrued expenses	1,497	(17,771)
Deferred revenue	(3,322)	(5,842)
Other liabilities	692	(643)
Net cash used in operating activities	(23,626)	(33,068)
Cash flows used in investing activities:
Purchases of property and equipment	(3,881)	(7,090)
Net cash used in investing activities	(3,881)	(7,090)
Cash flows (used in) provided by financing activities:
Exercise of stock options and warrants	29	50
Proceeds from equity issuance	—	88,206
Repayment on borrowings	(3,000)	—
Net cash (used in) provided by financing activities	(2,971)	88,256
Effect of exchange rate changes	20	447
Net change in cash, cash equivalents, and restricted cash	(30,458)	48,545
Cash, cash equivalents, and restricted cash at beginning of period	92,084	67,578
Cash, cash equivalents, and restricted cash at end of the period	$61,626	$116,123

Supplemental disclosure of cash paid for:
Interest paid	$(1,554)	$(1,180)

Casper Sleep Inc. and Subsidiaries
Reconciliation of Non-GAAP Metrics
(In thousands)
(unaudited)

	Three Months Ended March 31,
(in thousands)	2021	2020
Net loss	$(21,180)	$(34,466)
Income tax expense	19	16
Interest (income) expense	2,516	2,156
Depreciation and amortization	3,823	3,148
Stock based compensation(a)	3,786	2,661
Restructuring(b)	401	1,311
Legal settlements(c)	—	1,500
Transaction costs(d)	—	787
Adjusted EBITDA	$(10,636)	$(22,887)

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2021 Estimated
(in thousands)	Actual	Low	High
Net loss	(24,205)	(17,745)	(14,745)
Income tax expense	10	—	—
Interest (income) expense	2,152	2,270	2,270
Depreciation and amortization	3,195	4,550	4,550
Stock-based compensation(a)	3,284	3,925	3,925
Restructuring(b)	4,129
Legal settlements(c)	—
Transaction costs(d)	—
Adjusted EBITDA	$(11,435)	$(7,000)	$(4,000)

(a)     Represents non-cash stock-based compensation expense.

(b)     Represents costs associated with strategic shifts in our business structure including exiting certain lines of business and geographies. Associated costs include severance and other employee separation costs, contract termination expenses and asset impairment.

(c)     Amounts related to litigation settlements.
(d)    Represents expenses incurred for professional, consulting, legal, and accounting services performed in connection with our initial public offering, which are not indicative of our ongoing costs and which were discontinued following the completion of our initial public offering.